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                                                                    EXHIBIT 99.7

                      FORM OF PROXY OF CNET NETWORKS, INC.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                        DIRECTORS OF CNET NETWORKS, INC.

      The undersigned (a) appoints Shelby Bonnie and Douglas Woodrum and each of them, with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of CNET Networks, Inc. registered in the name of the undersigned, with powers the undersigned would possess if personally present at the Special Meeting of Shareholders to be held at 150 Chestnut Street, San Francisco, CA 94111 at 9:00 a.m., local time, on October 17, 2000, and at any postponement, continuation or adjournment thereof and (b) revokes all prior proxies.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.






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SEE REVERSE                                                          SEE REVERSE
   SIDE      CONTINUED, and to be signed and dated, on REVERSE SIDE     SIDE
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                                   DETACH HERE



TICKET REQUEST



If you would like to attend the special meeting of shareholders to be held at 150 Chestnut Street, San Francisco, Ca 94111, at 9:00 a.m., local time, on October 17, 2000, you may use this form to request your admission ticket. Complete the form by typing or printing your name and address. All admission tickets for the meeting will be provided at the registration desk beginning at 8:00 a.m. Please note that doors to the meeting will not be open before 8:00 a.m. The envelope provided for the return of your proxy card should also be used to return this form.



You may also request an admission ticket by calling the shareholder line at 1-800-334-1578. If you hold your shares through a broker or otherwise are not a record holder, we may require you to show evidence of your share position before you will be allowed into the special meeting.



NOTE: If your shares are not registered in your own name, please advise the shareholder of record, which may be your bank, broker, trustee, etc., That you wish to attend the Special Meeting. The registered owner must provide you with evidence of your stock ownership so that you will be admitted to the meeting.



I plan to attend the meeting.
(please print or type)


Name
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Street
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City
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State                                          Zip Code
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                               CNET NETWORKS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2:

1. Proposal to approve the issuance of CNET common stock in connection with an Agreement and Plan of Merger, dated as of July 19, 2000, among CNET Networks, Inc., Ziff-Davis Inc. and TD Merger Sub, Inc., a wholly owned subsidiary of CNET
                  FOR      Against      Abstain
                  [ ]        [ ]          [ ]

2. Proposal to approve the CNET Networks, Inc. 2000 Stock Option Plan

                  FOR      Against      Abstain
                  [ ]        [ ]          [ ]

3. To vote on any proposal to adjourn the Special Meeting.


                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

PLEASE SIGN NAME BELOW EXACTLY AS IT APPEARS ON THIS PROXY, DATE AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED. When signing as attorney, executor, trustee or in other representative capacity, state full title. For stock held in joint tenancy, each joint owner should sign.

Signature                               Date
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Signature                               Date
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                                   DETACH HERE



[CNET LOGO]

150 CHESTNUT STREET
SAN FRANCISCO, CA 94111

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 VOTE BY TELEPHONE
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It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-800-334-1578

Follow these four easy steps:

1. Read the accompanying Joint Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number
   1-800-334-1578

3. Enter your 14-digit Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-800-334-1578 anytime!

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone must be cast prior to 3:00 pm PDT, October 16, 2000. You may also cast your vote by indicating your vote on the enclosed proxy card, signing and dating the proxy card and returning the proxy card promptly in the envelope provided. Please see the instructions on the proxy card.

If you wish to attend the Special Meeting in person, please mark the box below and complete the ticket request form provided. You may also call the stockholder line at 1-800-334-1578 to request an admission ticket. If you wish to change your address, please mark the box below and note your change of address at left.

          DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE
                              THANK YOU FOR VOTING